UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2013

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On January 25, 2013, Depomed, Inc. (“Depomed”), Santarus, Inc. (“Santarus”), Valeant International Bermuda (“Valeant”) and Sun Pharma Global FZE, Sun Pharmaceutical Industries Ltd. and Sun Pharmaceutical Industries, Inc. (collectively, “Sun”) entered into a settlement and license agreement (the “Settlement Agreement”) to resolve pending patent litigation involving Glumetza® (extended release metformin tablets) 1000 mg and 500 mg.

The Settlement Agreement grants Sun the right to begin selling a generic version of Glumetza on August 1, 2016, or earlier under certain circumstances.  The Settlement Agreement is subject to review by the U.S. Department of Justice and the Federal Trade Commission, as well as entry by the U.S. District Court for the District of New Jersey of an order dismissing the litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: January 28, 2013	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel